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                                  Exhibit 10.1





                ARRAS RESIGNS PERKINS(R) FAMILY RESTAURANTS POST




FOR IMMEDIATE RELEASE

                                                       Contact:  Donald N. Smith
                                            Chairman and Chief Executive Officer
                                                                    901-766-6400


MEMPHIS, TN, September 22, 1998 ---- Perkins Family Restaurants today announced that Richard K. Arras, President and Chief Operating Officer, will leave the company to assume the same post at Cracker Barrel Restaurants.

"Rick has been with our company for over 19 years and has served us well. During the past 10 years as President and Chief Operating Officer, he has established Perkins as an innovator in the family segment and has put the company on a path of growth and success. We expect to build upon Perkins success with the strong team of talented officers, owners and managers that are the backbone of our brand," said Donald N. Smith, Chairman and Chief Executive Officer.

Smith will oversee the company until Arras' successor is named.

Perkins Family Restaurants currently owns and operates 139 Perkins Family Restaurants and franchises an additional 355 restaurants in 35 states and 5 Canadian provinces. Additional information about the company is available on the Worldwide Web at http://www.perkinsrestaurants.com.



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